EXHIBIT 10.5

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR III BELMAR, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement dated May 22, 2017, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between Seagate Belmar Associates, LLC, a Colorado limited liability company (“Seller”) and Assignor for the purchase and sale of that certain real property located in Lakewood, Colorado, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

Assignment of PSA	1

WITNESS THE EXECUTION HEREOF, as of this July 21, 2017.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By: _/s/ Ana Marie del Rio____________
Ana Marie del Rio, Vice President

ASSIGNEE:

STAR III BELMAR, LLC
a Delaware limited liability company

By:     Steadfast Apartment Advisor III, LLC,
a Delaware limited liability company,
its Manager

By: _/s/ Kevin J. Keating___________
Kevin J. Keating, Treasurer

Assignment of PSA	2

EXHIBIT A
Legal Description

Parcel One:

Lot 2, Block 1, Waterside West Subdivision Filing No. 5, as per the plat recorded November 10, 2005 at Reception No. 2005113307, County of Jefferson, State of Colorado.

Parcel Two:

Non-exclusive easements for access purposes over Tract A and Lots 3 and 5, Block 1, Waterside West Subdivision Filing No. 5, as more particularly described in the Declaration of Covenants, Easements and Restrictions recorded November 1, 2006 at Reception No. 2006130785, County of Jefferson, State of Colorado.

Parcel Three:

Lot 4, Block 2, Waterside West Subdivision Filing No. 5 Lot Line Adjustment No. 1 Plat, according to the plat thereof recorded March 7, 2008 at Reception No. 2008021830, County of Jefferson, State of Colorado.

Assignment of PSA	3